                                                                      EXHIBIT 25



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                              -----------------

                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                  36-0899825
                                                   (I.R.S. EMPLOYER
                                                   IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS        60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)           (ZIP CODE)

                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                              -----------------

                      DELPHI AUTOMOTIVE SYSTEMS CORPORATION
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                      38-3430473
   (STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)


         5725 DELPHI DRIVE
         TROY, MICHIGAN                                    48098
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)




                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.           GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                  (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4.  A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 4th day of February, 1999.


                       THE FIRST NATIONAL BANK OF CHICAGO,
                       TRUSTEE

                       BY   /s/ Sandra L. Caruba

                                SANDRA L. CARUBA
                                VICE PRESIDENT





* Exhibits 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25 to the Registration Statement on Form S-3 of U S WEST Capital Funding, Inc. filed with the Securities and Exchange Commission on May 6, 1998 (Registration No. 333-51907-01).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT



                                February 4, 1999


Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between Delphi Automotive Systems Corporation and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                       Very truly yours,

                       THE FIRST NATIONAL BANK OF CHICAGO

                       BY:  /s/ Sandra L. Caruba

                                SANDRA L. CARUBA
                                VICE PRESIDENT

                                    EXHIBIT 7


Legal Title of Bank:          The First National Bank of Chicago        Call Date: 09/30/98 ST-BK:  17-1630 FFIEC 031
Address:                           One First National Plaza, Ste 0460                                           Page RC-1
City, State  Zip:             Chicago, IL  60670
FDIC Certificate No.:         0/3/6/1/8

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET



                                                                                           DOLLAR AMOUNTS IN THOUSANDS
C400                                                                                         RCFD  BIL  MIL  THOU
----                                                                                       ---------------------------


ASSETS
1.       Cash and balances due from depository institutions (from Schedule RC-A):          RCFD
    a. Noninterest-bearing balances and currency and coin(1)                               0081        4,898,646         1.a
    b. Interest-bearing balances(2)                                                        0071        4,612,143         1.b
2.       Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)                           1754                0         2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)                        1773        9,817,318         2.b
 3.      Federal funds sold and securities purchased under agreements to resell            1350        6,071,229         3.
 4.      Loans and lease financing receivables:
                                                                                           RCFD
    a. Loans and leases, net of unearned income (from Schedule RC-C)                       2122       26,327,215         4.a
    b. LESS: Allowance for loan and lease losses                                           3123          412,850         4.b
    c. LESS: Allocated transfer risk reserve                                               3128                0         4.c
    d. Loans and leases, net of unearned income, allowance, and                            RCFD
       reserve (item 4.a minus 4.b and 4.c)                                                2125       25,914,365         4.d
 5.      Trading assets (from Schedule RD-D)                                               3545        6,924,064         5.
 6.      Premises and fixed assets (including capitalized leases)                          2145          731,747         6.
 7.      Other real estate owned (from Schedule RC-M)                                      2150            6,424         7.
 8.      Investments in unconsolidated subsidiaries and associated
            companies (from Schedule RC-M)                                                 2130          153,385         8.
 9.      Customers' liability to this bank on acceptances outstanding                      2155          352,324         9.
 10.     Intangible assets (from Schedule RC-M)                                            2143          295,823         10.
 11.     Other assets (from Schedule RC-F)                                                 2160        2,193,803         11.
 12.     Total assets (sum of items 1 through 11)                                          2170       61,971,271         12.




(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:               The First National Bank of Chicago           Call Date: 09/30/98  ST-BK:  17-1630  FFIEC 031
Address:                                  One First National Plaza, Ste 0460                                            Page RC-2
City, State  Zip:                  Chicago, IL  60670
FDIC Certificate No.:              0/3/6/1/8

SCHEDULE RC-CONTINUED

                                                                                                 DOLLAR AMOUNTS IN
                                                                                                   THOUSANDS
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                                RCON
       from Schedule RC-E, part 1)                                                          2200        20,965,124        13.a
       (1) Noninterest-bearing(1)                                                           6631         9,191,662        13.a1
       (2) Interest-bearing                                                                 6636        11,773,462        13.a2


    b. In foreign offices, Edge and Agreement subsidiaries, and                             RCFN
       IBFs (from Schedule RC-E, part II)                                                   2200        15,912,956        13.b
       (1) Noninterest bearing                                                              6631           475,182        13.b2
       (2) Interest-bearing                                                                 6636        15,437,774        13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:                                                                          RCFD 2800    4,245,925        14
15. a. Demand notes issued to the U.S. Treasury                                             RCON 2840       59,381        15.a
    b.    Trading Liabilities(from Sechedule RC-D)                                          RCFD 3548    5,614,049        15.b

16. Other borrowed money:                                                                   RCFD
    a. With original maturity of one year or less                                           2332         4,603,402        16.a
    b. With original  maturity of more than one year                                        A547           328,001        16.b
    c.With original maturity of more than three years                                       A548           324,984        16.c


17. Not applicable
18. Bank's liability on acceptance executed and outstanding                                 2920           352,324        18.
19. Subordinated notes and debentures                                                       3200         2,400,000        19.
20. Other liabilities (from Schedule RC-G)                                                  2930         1,833,935        20.
21. Total liabilities (sum of items 13 through 20)                                          2948        56,940,081        21.
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                           3838                 0        23.
24. Common stock                                                                            3230           200,858        24.
25. Surplus (exclude all surplus related to preferred stock)                                3839         3,192,857        25.
26. a. Undivided profits and capital reserves                                               3632         1,614,511        26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities                                                                           8434            27,815        26.b
27. Cumulative foreign currency translation adjustments                                     3284            (4,851)       27.
28. Total equity capital (sum of items 23 through 27)                                       3210         5,031,190        28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)                                                   3300        61,971,271        29.


Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best
   describes the most comprehensive level of auditing work performed for the                            Number
   bank by independent external

    auditors as of any date during 1996                                              RCFD 6724     NA.
    M.1.
1 = Independent audit of the bank conducted in accordance         4.=  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified           external auditors (may be required by state
     public accounting firm which submits a report on the bank            chartering authority)
2 = Independent audit of the bank's parent holding company        5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing            auditors
     standards by a certified public accounting firm which        6 =  Compilation of the bank's statements by external
     submits a report on the consolidated holding company                auditors
     (but not on the bank separately)                             7 =  Other audit  procedures  (excluding tax preparation work)
3 = Directors' examination of the bank conducted in                    8 = No external audit work
     accordance with generally accepted auditing standards by
     a certified public accounting firm (may be required by state chartering authority)

----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.